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                                                                  EXHIBIT 10.03

                               FINANCING AGREEMENT

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS LENDER)

                                       AND

                             AVATECH SOLUTIONS, INC.
                                     AND ITS
                          SUBSIDIARIES SET FORTH ON THE
                             SIGNATURE PAGES HERETO

                                  (AS BORROWER)

                             DATED: OCTOBER 25, 2000

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                                TABLE OF CONTENTS

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                                                                           Page
SECTION 1.  DEFINITIONS.....................................................1
SECTION 2.  CONDITIONS PRECEDENT............................................9
SECTION 3.  REVOLVING LOANS................................................12
SECTION 4.  INTENTIONALLY OMITTED..........................................16
SECTION 5.  INTENTIONALLY OMITTED..........................................16
SECTION 6.  COLLATERAL.....................................................16
SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS......................17
SECTION 8.  INTEREST, FEES AND EXPENSES....................................21
SECTION 9.  POWERS.........................................................24
SECTION 10. EVENTS OF DEFAULT AND REMEDIES.................................25
SECTION 11. TERMINATION....................................................28
SECTION 12. MISCELLANEOUS..................................................28

EXHIBIT

SCHEDULES

Schedule 1 - Collateral Information
Schedule 2 - Investor Debt

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     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at Two First Union Center, Charlotte, North Carolina 28230-337 (hereinafter "CIT"), is pleased to confirm the terms and conditions under which CIT shall make revolving loans and other financial accommodations to AVATECH SOLUTIONS, INC., a Maryland corporation with a principal place of business at 11403 Cronhill Drive, Suite A, Owings Mills, Maryland 21117 (herein the "Company") and its subsidiaries listed on the signature pages hereto (hereinafter the Company and such subsidiaries shall be collectively referred to as the "Borrowers" or individually as a "Borrower").

SECTION 1.  DEFINITIONS

ACCOUNTS shall mean all of each Borrower's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of each Borrower's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of each Borrower's trade names or styles, or through any of each Borrower's divisions;
(b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to each Borrower; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

ADMINISTRATIVE MANAGEMENT FEE shall mean the sum of $1,000.00 per month which shall be paid to CIT in accordance with Section 8, paragraph 8.8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

AVAILABILITY shall mean at any time the amount by which: (a) the Borrowing Base exceeds (b) the sum of (i) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans, and (ii) the Availability Reserve.

AVAILABILITY RESERVE shall mean (a) any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement; and (b) such other reserves as CIT deems necessary in its reasonable judgment as a result of (i) negative forecasts and/or trends in any Borrower's

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business, industry, prospects, profits, operations or financial condition or
(ii) other issues, circumstances or facts that could otherwise negatively impact any Borrower, its business, prospects, profits, operations, industry, financial condition or assets.

BORROWING BASE shall mean seventy-five percent (75%) of the Borrowers' aggregate outstanding Eligible Accounts Receivable.

BUSINESS DAY shall mean any day on which CIT and The Chase Manhattan Bank are open for business.

CAPITAL EXPENDITURES shall mean, for any period, the aggregate expenditures of the Borrowers during such period on account of, property, plant, equipment or similar fixed assets that in conformity with GAAP, are required to be reflected in the balance sheet of the Borrowers.

CAPITAL IMPROVEMENTS shall mean operating Equipment facilities (other than land) acquired or installed for use in any Borrower's business operations.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Borrowers.

CHASE BANK RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

CHASE BANK RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT.

COLLATERAL shall mean all present and future Accounts, Documents of Title, General Intangibles and Other Collateral.

COLLECTION DAYS shall mean two (2) Business Days to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Borrowers' Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 8.1 of Section 8 of this Financing Agreement.

CONSOLIDATED BALANCE SHEET shall mean a consolidated or compiled, as applicable, balance sheet of the Company and its consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

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CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Company and its consolidated subsidiaries, showing all eliminations of inter-company transactions, including a balance sheet for the Company exclusively, all prepared in accordance with GAAP.

COPYRIGHTS shall mean all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

CURRENT ASSETS shall mean those assets of the Borrowers which, in accordance with GAAP, are classified as current.

CURRENT LIABILITIES shall mean those liabilities of the Borrowers which, in accordance with GAAP, are classified as "current," provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities."

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, even or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the Chase Bank Rate (as set forth in paragraph 8.1 hereof) plus the Chase Bank Rate, which CIT shall be entitled to charge the Borrowers on all Obligations due CIT by the Company, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean the collection accounts, which are subject to CIT's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

DOCUMENTATION FEE shall mean subsequent to the Closing Date, CIT's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Borrowers terminate this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date.

EARLY TERMINATION FEE shall: (a) mean the fee CIT is entitled to charge the Borrowers in the event the Borrowers terminate the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and (b) be determined by multiplying the Revolving Line of

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Credit by (x) three percent (3%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) two percent (2%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and (z) one percent (1%) if the Early Termination Date occurs after two (2) years from the Closing Date but prior to an Anniversary Date.

EBIT shall mean, in any period, all earnings of the Borrowers for said period before all interest and tax obligations of the Borrowers for said period, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Borrowers, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of each Borrower's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable judgment, LESS, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which any Borrower has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America, (y) to customers residing in Canada, or (z) insured by credit insurance satisfactory to CIT, (iii) Accounts that remain unpaid more than ninety (90) days from invoice date or sixty (60) days from due date; (iv) contra accounts; (v) sales to any subsidiary, or to any company affiliated with any Borrower or in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) sales to any customer and/or its affiliates to the extent such sales exceed at any one time twenty percent (20%) or more of all Eligible Accounts Receivable; (x) pre-billed receivables and receivables arising from progress billing; (xi) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xii) sales not payable in United States currency; and (xiii) any other reasons deemed necessary by CIT in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT.

EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all

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attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

EXECUTIVE OFFICERS shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of each Borrower.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Borrowers modifies its accounting principles and procedures as applied as of the Closing Date, the Borrowers shall provide such statements of reconciliation as shall be in form and substance acceptable to CIT.

GENERAL INTANGIBLES shall mean all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights,
(d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, contract rights, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Borrower and any licensee of any of such Borrower's General Intangibles.

GUARANTY shall mean the fraud and performance guaranty from the Guarantor.

GUARANTOR shall mean Henry Felton.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

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INVENTORY shall mean all of each Borrower's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort.

LINE OF CREDIT shall mean the aggregate commitment of CIT to make Revolving Loans pursuant to Section 3 of this Financing Agreement in the aggregate amount equal to $4,000,000.

LOAN DOCUMENTS shall mean this Financing Agreement, the mortgage, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

LOAN FACILITY FEE shall mean the fee payable to CIT in accordance with, and pursuant to, the provisions to Paragraph 8.7 of Section 8 of this Financing Agreement.

NET WORTH shall mean, at any date of determination, an amount equal to (a) Total Assets minus (b) Total Liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Borrowers.

OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by CIT to any Borrower or to others for any Borrower's account (including, without limitation, all Revolving Loans); any and all indebtedness and obligations which may at any time be owing by any Borrower to CIT howsoever arising, whether now in existence or incurred by any Borrower from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of any Borrower's Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether any Borrower is liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CIT by any Borrower under any Loan Document or under any other agreement or arrangement now or hereafter entered into between any Borrower and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of any Borrower's operations, premises or waste disposal practices or sites in accordance with paragraph 7.7 hereof; any Borrower's liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; any Borrower's liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for any Borrower's account, CIT's acceptance of drafts or CIT's endorsement of notes or other instruments for any Borrower's account and benefit; and any and all indebtedness, liabilities or obligations or every kind, nature and description owing by any Borrower to any affiliate of CIT.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

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OTHER COLLATERAL shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of CIT's present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and "insufficient funds" of deposited checks and CIT's standard fees relating thereto, and travel, lodging and similar expenses of CIT's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement.

OVERADVANCE RATE shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8, Paragraph 8.1(a) of this Financing Agreement.

OVERADVANCES shall mean the amount by which (a) the sum of all outstanding Revolving Loans and advances made hereunder exceed (b) the Borrowing Base.

PATENTS shall mean all of each Borrower's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of each Borrower, and all income, royalties, cash and non-cash proceeds thereof.

PERMITTED ENCUMBRANCES shall mean: (a) liens existing on the date hereof expressly permitted, or consented to in writing by CIT; (b) purchase Money
Liens: (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $25,000.00 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Borrowers in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of each Borrower (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts

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(other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any Borrower of its business or property so encumbered and (B) in the reasonable business judgment of CIT do not materially and adversely affect the value of such Real Estate; and (g) liens granted CIT by the Borrowers; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $25,000.00 (other than liens bonded or insured to the reasonable satisfaction of CIT); and (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the applicable Borrower by appropriate proceedings, and which liens are not (x) filed on any public records, (y) senior to the liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof.

PERMITTED INDEBTEDNESS shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; and (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Closing Date.

PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $50,000.00 in any fiscal year.

REAL ESTATE shall mean each Borrower's fee and/or leasehold interests in the real property.

REVOLVING LINE OF CREDIT shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement to the Company, in the aggregate amount equal to the sum of $4,000,000.00.

REVOLVING LOAN ACCOUNT shall mean the account on CIT's books, in the Borrower's names, in which the Borrowers will be charged with all Obligations under this Financing Agreement.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Borrowers by CIT pursuant to Section 3 of this Financing Agreement.

SUBORDINATED DEBT shall mean (i) the debt due to (A) Autodesk, Inc., in the original principal amount of $2,960,645.77 evidenced by that certain Promissory Note, dated July 27, 2000, executed by the Borrowers in favor of Autodesk, Inc. in the original principal amount of $2,960,645.77 and (B) the debt due to the investors listed on Schedule 2 attached hereto and (ii)

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the debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Company to CIT.

SUBORDINATING CREDITOR shall mean any party hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENT shall mean the agreement (in form and substance satisfactory to CIT) among any Borrower, a Subordinating Creditor and CIT pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of such Borrower's Obligations to CIT.

TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by any Borrower with respect to its business, operations, Collateral or otherwise.

TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Borrowers.

TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Company.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of each Borrower's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of such Borrower's business.

TRADEMARKS shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of North Carolina.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2.  CONDITIONS PRECEDENT

     The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing, on or prior to, the Closing Date, the following conditions precedent:

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     (a)   LIEN SEARCHES - CIT shall have received tax, judgment and Uniform
Commercial Code searches satisfactory to CIT for all locations presently occupied or used by the Borrowers.
     (b)   INTENTIONALLY OMITTED.
     (c) UCC FILINGS - Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral. CIT shall have received acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.
     (d) BOARD AND SHAREHOLDER RESOLUTIONS - CIT shall have received a copy of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) and any related agreements, in each case certified by the Secretary or Assistant Secretary of each Borrower as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of each Borrower as to the incumbency and signature of the officers of each Borrower executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary. If any subsidiary of the Company is not wholly owned by the Company, CIT shall also have received shareholder consents satisfactory to CIT with respect to the matters referenced above.
     (e) CORPORATE ORGANIZATION - CIT shall have received (i) a copy of the Certificate of Incorporation of each Borrower certified by the Secretary of State of the state of its incorporation with respect to the Company and certified by the applicable Secretary or Assistant Secretary with respect to each other Borrower, and (ii) a copy of the By-Laws of each Borrower certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.
     (f) OFFICER'S CERTIFICATE - CIT shall have received an executed Officer's Certificate of each Borrower, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each Borrower is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.
     (g) OPINIONS - Counsel for the Borrowers and the Guarantor shall have delivered to CIT opinions satisfactory to CIT opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with CIT: (x) this Financing Agreement, the Guaranty and all other Loan Documents of the Borrowers and the Guarantor are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed, and delivered, and (C) do not violate any terms, provisions, representations or convenants in the charter or by-laws of any Borrower or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which any Borrower or the Guarantor are signatories or by which any Borrower or the Guarantor or their assets are bound; and (y) the provisions of all federal and state securities laws, Bulk Sales Law and the Hart-Scott-Rodino Anti-Trust Improvements Act have been fully complied with or that compliance is not legally required and the reasons supporting such non-compliance.

     (h) ABSENCE OF DEFAULT - No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the company or the Company's subsidiaries.
     (i) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any Borrower or the Guarantor or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreements; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against any Borrower or the Guarantor or their assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of any Borrower and/or the Guarantor.
     (j) GUARANTY - The Guarantor shall have executed and delivered to CIT the Guaranty.
     (k) SUBORDINATION AGREEMENT - Autodesk, Inc. shall have executed and delivered to CIT a Subordination Agreement in form and substance satisfactory to CIT, subordinating the repayment of certain debt of the Company to Autodesk, Inc. to the repayment of the Obligations. CIT shall have reviewed and approved the terms and conditions of the subordinated promissory notes issued to the investors listed on Schedule 2 attached hereto.
     (l) ADDITIONAL DOCUMENTS - The Borrowers shall have executed and delivered to CIT all Loan Documents necessary to consummate the lending arrangement contemplated between the Borrowers and CIT.
     (m) DISBURSEMENT AUTHORIZATION - The Borrowers shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of the Borrowers for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorization in form acceptable to CIT.
     (n) EXAMINATION & VERIFICATION - CIT shall have completed, to CIT's satisfaction, an examination and verification of the Accounts, financial statements, books and records of the Borrowers which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Borrowers shall have an opening additional Availability of at least $500,000 as evidenced by a Borrowing Base certificate delivered by the Company to CIT as of the Closing Date. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Company's business and consistent with its past practice.
     (o) DEPOSITORY ACCOUNTS - The Company shall have established a system of lockbox and blocked accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to CIT in all respects. Such accounts shall be subject to three party agreements (between the Company, CIT and the depository bank), which shall be in form and substance satisfactory to CIT.
     (p) EXISTING REVOLVING CREDIT AGREEMENT - The Company's existing credit agreement with Summit Bank (the "Existing Lender") shall be: (i) terminated;
(ii) all loans and obligations of the Borrowers and/or the Guarantor thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans to be made under this Financing Agreement; and (iii) all liens or security interests in favor of the Existing Lender on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

     (q) WARRANTS - CIT shall have received documentation satisfactory to it regarding the granting to CIT of warrants to purchase up to one-quarter of one percent (.25%) of the present and future outstanding shares of voting common stock of the Company for a nominal amount. The terms and provisions of the Warrant (including, without limitation, anti-dilution, registration and put/call rights) shall be mutually agreed upon between CIT and the Company.
     (r) SCHEDULES The Company or its counsel shall provide CIT with schedules of: (a) any of the Company's and its subsidiaries (i) Trademarks, (ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, and (d) Permitted Encumbrances, all of the foregoing in form and substance satisfactory to CIT.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Borrowers and CIT shall otherwise agree in writing.

     2.2   CONDITIONS TO EACH EXTENSION OF CREDIT

     Except to the extent expressly set forth in this Financing Agreement, the agreement of CIT to make any extension of credit requested to be made by it to the Borrowers on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by the Borrowers in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.
     (b) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.
     (c) BORROWING BASE - Except as may be otherwise agreed to from time to time by CIT and the Borrowers in writing and except for the consensual Overadvances made pursuant to Section 3.1, after giving effect to the extension of credit requested to be made by the Borrowers on such date, the aggregate outstanding balance of the Revolving Loans owing by the Borrowers will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Borrowers and CIT shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS

     3.1 CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time (but subject to CIT's right to make "Overadvances"), to make loans and advances to the Borrowers on a revolving basis (i.e. subject to the limitations set forth herein, the Borrowers may borrow, repay and re-borrow Revolving Loans). Such requests for loans and advances shall be in amounts not to exceed the lesser of (a) the Availability or (b) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of CIT no later than 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required. Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT's sole discretion and subject to any additional terms CIT deems necessary.

     3.2 In furtherance of the continuing assignment and security interest in each Borrower's Accounts, each Borrower will, upon the creation of Accounts, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as CIT may reasonably request, including, without limitation, daily schedules of Accounts, all in form and substance satisfactory to CIT, and such other appropriate reports designating, identifying and describing the Accounts as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, each Borrower shall provide CIT with copies of agreements with, or purchase orders from, such Borrower's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Borrower hereby authorizes CIT to regard such Borrower's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Borrower's authorized officers or agents.

     3.3 Each Borrower hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers made by each Borrower in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the applicable Borrower and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the applicable Borrower; and the customers of such Borrower have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which such Borrower has complied with the notification requirements of Paragraph 3.5 of this Section
3. Each Borrower confirms to CIT that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by each Borrower when due, subject to Paragraph 7.6 of Section 6 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim agianst the Accounts. Each Borrower hereby further represents and warrants that it shall not acquire any Inventory on a consignment basis, not co-mingle its Inventory with any of it customers or any other person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of such Borrower, except as it may otherwise report in writing to CIT pursuant to Paragraph 3.5 hereof from time to time. Each Borrower also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of such Borrower or the ability of such Borrower to enforce collection of Accounts due from customers residing in that state. Each Borrower agrees to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agrees that the books and records of such Borrower will reflect CIT's interest in the Accounts. All of the books and records of each Borrower will be available to CIT at normal business hours, including any records handled or maintained for each Borrower by any other company or entity.

     3.4 (a) Until CIT has advised the Borrowers to the contrary after the occurrence of an Event of Default, each Borrower, at its expense, will enforce, collect and receive all amounts owing on the Accounts in the ordinary course of its business and any proceeds it so receives shall be subject to the terms hereof, and held on behalf of and in trust for CIT. Such privilege shall terminate at the election of CIT, upon the occurrence of an Event of Default. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by any Borrower with respect to any Collateral, including Accounts, shall be held by such Borrower in trust for CIT, separate from such Borrower's own property and funds, and promptly turned over to CIT with proper assignments or endorsements by deposit to the Depository Accounts. Each Borrower shall: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain such Borrower's initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of CIT's security interest in such funds. Each Borrower shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. Subject to Collection Days, all amounts received by CIT in payment of Accounts will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of "collected funds" at CIT's bank account in New York, New York on the Business Day of such advise if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

     (b) Each Borrower shall establish and maintain, in its name and at its expense, lockbox and deposit accounts with such banks as are acceptable to CIT (the "Blocked Accounts") into which such Borrower shall promptly cause to be deposited: (i) all proceeds of Collateral received by such Borrowers including all amounts payable to such Borrower from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by such Borrower at each of its locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose. Each Borrower hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of other Collateral or otherwise, shall be the property of CIT.

     3.5 Each Borrower agrees to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, in its daily and monthly collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time; and (b) promptly of any such matters which (i) are material, as a whole, to the Accounts, or (ii) which adversely affect the value of any Account in an amount of $25,000 or more. Each Borrower agrees to issue credit memoranda promptly (with duplicates to be immediately forwarded to CIT) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by CIT) and on notice from CIT, the Borrowers agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Borrowers, marked with CIT's name (as secured party) and held by the Borrowers for CIT's account.

     3.6 CIT shall maintain a Revolving Loan Account on its book in which the Borrowers will be charged with all loans and advances made by CIT to them or for their account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by the Borrowers. The Borrowers will be credited with all amounts received by CIT from the Borrowers or from others for the Borrowers' account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Borrowers be a prerequisite to CIT's right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of any Borrower's contracts or obligations relating to the Accounts.

     3.7 After the end of each month, CIT shall promptly send the Borrowers a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and the Borrowers during that month. The monthly statements shall be deemed correct and binding upon the Borrowers and shall constitute an account stated between the Borrowers and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

     3.8 Subject to the terms and provisions regarding consensual Overadvances made pursuant to Section 3.1, in the event that any requested advance exceeds Availability or that the outstanding balance of Revolving Loans exceeds (b)(x) the Borrowing Base or (y) the Revolving Line of Credit, any such Overadvance shall be due and payable to CIT immediately upon CIT's demand therefor.

SECTION 4.  INTENTIONALLY OMITTED

SECTION 5.  INTENTIONALLY OMITTED

SECTION 6.  COLLATERAL

     6.1 As security for the prompt payment in full of all Obligations, each Borrower hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of its:

     (a) Accounts;

     (b) General Intangibles;

     (c) Documents of Title; and

     (d) Other Collateral.

     6.2 The security interests granted hereunder shall extend and attach to all Collateral which is owned by any Borrower or in which any Borrower has any interest, whether held by any Borrower or others for its account; and

     6.3 Each Borrower hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT.

     6.4 The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     6.5 Notwithstanding CIT's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT's rights hereunder.

     6.6 Any balances to the credit of any Borrower and any other property or assets of any Borrower in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of any Borrower, shall secure payment and performance of all now existing and future

Obligations. CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

     6.7 Each Borrower possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and each Borrower shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. Each Borrower shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of each Borrower and its subsidiaries as CIT shall require to obtain valid first liens thereon. In furtherance of the foregoing, each Borrower shall provide timely notice to CIT of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and each Borrower shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1 Each Borrower warrants, and represents that: (i) Schedule 1 hereto correctly and completely sets forth each Borrower's (A) chief executive office,
(B) Collateral locations, (C) tradenames, and (D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedule 1, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, each Borrower is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) each Borrower will, at its expense, forever warrant and, at CIT's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) each Borrower will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and (vi) the Equipment is and will only be used by each Borrower in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by each Borrower except as otherwise permitted in this Financing Agreement.

     7.2 Each Borrower agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. Each Borrower agrees that CIT or its agents may enter upon each Borrower's premises at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral and any and all records pertaining thereto. Each Borrower irrevocably authorizes all accountants and third parties (other than its attorneys) to disclose and deliver directly to CIT, at the Borrowers' expense, all financial statements and information, books, records, work papers, management reports and other information generated by them or in their possession regarding any Borrower and/or the Collateral. Each Borrower agrees to afford CIT thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CIT and at which CIT has filed financing statements and otherwise fully perfected its liens thereon. Each Borrower is also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

     7.3 Each Borrower agrees to execute and deliver to CIT, from time to time, solely for CIT's convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral. Each Borrower's failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT's security interests in the Collateral.

     7.4 Each Borrower agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by each Borrower to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral whether or not such Borrower's signature appears thereon. Each Borrower hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. Each Borrower agrees to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT's possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement.

     7.5   INTENTIONALLY OMITTED.

     7.6 Each Borrower agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon any Borrower or the Collateral unless such Taxes are being diligently contested in good faith by the applicable Borrower by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in CIT's opinion might create a valid obligation having priority over the rights granted to CIT herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Borrowers shall immediately pay such tax and remove the lien of record. If the Borrowers fail to do so promptly, then at CIT's election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Borrowers' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

     7.7 Each Borrower: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of any Borrower, provided that the applicable Borrower may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT's reasonable opinion, materially and adversely effect CIT's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of any Borrower; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) each Borrower promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within
(30) days following the applicable Borrower's receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

     7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Borrowers agree that, unless CIT shall have otherwise consented in writing, the Borrowers will furnish to
CIT: (a) within ninety (90) days after the end of each fiscal year of the Company, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Company and its consolidated subsidiaries for such year, audited by independent public accountants selected by the Company and satisfactory to CIT; (b) within thirty
(30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and (c) from time to time, such further information regarding the business affairs and financial condition of the Company and its consolidated subsidiaries as CIT may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to CIT. Each financial statement which the Borrowers are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) the Borrowers' financial condition at the end of the particular accounting period, as well as the Borrowers' operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, PROVIDED, HOWEVER, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) no Borrower has received any notice of cancellation with respect to its property insurance policies; (C) no Borrower has received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

     7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each Borrower agrees that, without the prior written consent of CIT, except as otherwise herein provided, each Borrower will not:

     (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of any Borrower's Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;
     (b)    Incur or create any Indebtedness other than the Permitted
            Indebtedness;
     (c) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of any Borrower's assets, which do not constitute Collateral;
     (d) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by any Borrower, except that any Borrower may change its corporate name or address; provided that: (i) such Borrower shall give CIT thirty (30) days prior written notice thereof, and (ii) such Borrower shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;
     (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
     (f) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding; provided, however, (i) the Borrowers may continue to make payments with respect to previous stock repurchases which have been approved by CIT and (ii) the Borrowers may repurchase stock from employees pursuant to employee stock option plans so long as CIT approves in writing all payments with respect thereto;
     (g) Make any advance or loan to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation; or
     (h) Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with any Borrower.

     7.10  INTENTIONALLY OMITTED.

     7.11  INTENTIONALLY OMITTED.

     7.12 Each Borrower hereby agrees to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and
(b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any Borrower's operations (including, but not limited to, any Borrower's site disposal practices) and use of the Real Estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on any Borrower's premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. Each Borrower hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. CIT may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

     7.13 Without the prior written consent of CIT, each Borrower agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any other Borrower or any subsidiary or affiliate of any other Borrower, provided that, except as otherwise set forth in this Financing Agreement, any Borrower may enter into sale and service transactions in the ordinary course of its business and pursuant to the reasonable requirements of such Borrower, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Borrower than such Borrower could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

SECTION 8.  INTEREST, FEES AND EXPENSES

     8.1 (a) Interest shall be payable monthly as of the end of each month in an amount equal to the Chase Bank Rate plus one and one-half percent (1 1/2%) per annum on the average of the net balances owing by the Company to CIT in the Revolving Loan Account at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the date of such change, so as to remain one and one-half percent (1 1/2%) above the Chase Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CIT shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

     (b) Notwithstanding any provision to the contrary contained in this section 8, in the event that the outstanding Revolving Loans exceed the lesser of either (x) the maximum aggregate amount available under Section 3 of this Financing Agreement or (y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by CIT at the request of the

Borrowers (herein "Requested Overadvances"), for any one (1) or more days in any month, or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month, the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

     (c) Upon and after the occurrence of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

     8.2   INTENTIONALLY OMITTED

     8.3   INTENTIONALLY OMITTED

     8.4   INTENTIONALLY OMITTED

     8.5   The Borrowers shall reimburse or pay CIT, as the case may be, for:
(a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

     8.6 Upon the last Business Day of each month, commencing on October 31, 2000, the Borrowers shall pay to CIT interest on the Collection Days. Interest will be computed at the rate, and in the manner, set forth in Paragraph 8.1 of this Financing Agreement.

     8.7 To induce CIT to enter into this Financing Agreement and to extend to the Borrowers the Revolving Loan, the Borrowers shall pay to CIT a Loan Facility Fee in the amount of: $25,000.00 upon execution of this Financing Agreement.

     8.8 The Borrowers shall pay to CIT the Administrative Management Fee in the amount of $1,000.00 per month on the first Business Day of each month.

     8.9 The Borrowers shall pay CIT's standard charges and fees for CIT's personnel used by CIT for reviewing the books and records of the Borrowers and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

     8.10 The Borrowers hereby authorizes CIT to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Borrowers confirm that any charges which CIT may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Borrowers and solely at CIT's discretion.

     8.11 In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT's or such participant's capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Borrowers shall pay no later that five
(5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT's or such participant's for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph
8.11 shall be available to CIT or such participant regardless of any possible contention of invalidity or inappicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this Section 8 and the calculation thereof when delivered to the Borrowers shall be conclusive on the Borrowers absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Borrowers in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Borrowers by CIT or such participant.

     8.12. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (a) subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgment, then, in any case the Borrowers shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Borrowers and the calculation thereof and such certification shall be conclusive upon the Borrowers absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Borrowers in whole or in part exceed the amount which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Borrowers by CIT or such participant.

     8.13 For purposes of this Financing Agreement and Section 8 thereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9.  POWERS

     Each Borrower hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at the Borrowers' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of CIT or any Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to any Borrower and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

     (d) To request from customers indebted on Accounts at any time, in the name the applicable Borrower, in the name of certified public accountant designated by CIT or in the name of CIT's designee, information concerning the amounts owing on the Accounts;

     (e) To transmit to customers indebted on Accounts notice of CIT's interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the applicable Borrower's account; and

     (f) To take or bring, in the name of CIT or any Borrower, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

     Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Notwithstanding anything hereinabove to the company, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

     (a) cessation of the business of any Borrower or of the Guarantor or the calling of a meeting of the creditors of any Borrower or of the Guarantor for purposes of compromising the debts and obligations of any Borrower or the Guarantor;
     (b) the failure of any Borrower or of the Guarantor to generally meet its or his debts as they mature;
     (c) (i) the commencement by any Borrower or by the Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Borrower or the Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of any Borrower or of the Guarantor, provided that such Default shall not be deemed an Event of default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any Borrower or the Guarantor shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by any subsidiaries of any Borrower, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against any Borrower's subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any of any Borrower's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;
     (d) breach by any Borrower of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other written agreement between any Borrower or CIT, provided that such Default by any Borrower of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CIT's satisfaction for a period of ten (10) days from the date of such breach;
     (e) breach by any Borrower of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence or Paragraph 3.3) and
           3.4 of Section 3 hereof; Paragraphs 6.3 and 6.4 (other than the first sentence of Paragraph 6.4) of Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, and 7.8 through 7.14 hereof;
     (f) failure of any Borrower to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit

           CIT from charging such amounts to the Revolving Loan Account on the due date thereof;
     (g) any Borrower shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date or occurrence and (y) could, in the reasonable opinion of CIT, subject any Borrower to any tax, penalty or other liability material to the business, operations or financial condition of any Borrower;
     (h) without the prior written consent of CIT and, except as permitted in the Subordination Agreement, any Borrower shall (x) amend or modify the Subordinated Debt, (y) make any prepayment on account of Subordinated Debt or (z) make any payment on account of the Subordination Agreement;
     (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of any Borrower having a principal amount in excess of $25,000;
     (j) (i) The Guarantor ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Borrowers, (ii) the Company fails to own 100% of the issued and outstanding capital stock of any of its subsidiaries or (iii) any change in control with respect to the Company shall occur;
     (k) if the Guarantor dies or terminates his Guaranty or otherwise fails to perform any of the terms of the Guaranty, all prior to termination of this Financing Agreement and payment in full of all Obligations;
     (l) any judgment or judgments aggregating in excess of $25,000 or any injunction or attachment is obtained or enforced against the Guarantor and which remains unstayed for more than ten (10) Business Days; or
     (m) Autodesk, Inc. shall at any time fail to provide trade credit to the Borrowers on terms satisfactory to CIT.

     10.2 Upon the occurrence of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in CIT's sole discretion and the obligation of CIT to make Revolving Loans shall cease unless such Default is cured to CIT's satisfaction or Event of Default is waived in writing by CIT, and at the option of CIT upon the occurrence of an Event of Default; (a) all Obligations shall become immediately due and payable; (b) CIT may charge the Borrowers the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, and (c) CIT may immediately terminate this Financing Agreement upon notice to the Borrowers; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this
Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

     10.3 Immediately upon the occurrence of any Event of Default, CIT may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Borrowers' expense, such of any Borrower's personnel, supplies or space at any Borrower's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any Borrower or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of any Borrower or CIT; (c) sell, assign and deliver the Collateral, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT's sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Borrower; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including Other Collateral without judicial process, and to enter any premises where any Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any Borrower or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and the Borrowers shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the applicable Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each Borrower hereby indemnifies CIT and holds CIT harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by any Borrower, any Borrower as debtor-in-possession, any secured or unsecured creditors of any Borrower, any trustee or receiver in bankruptcy, or otherwise), and each Borrower hereby agrees to so indemnify and hold CIT harmless, absent CIT's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof CIT, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement.

SECTION 11. TERMINATION

     Except as otherwise permitted herein, CIT may terminate this Financing Agreement at any time by giving the Company at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 10.2 of Section 10. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Borrowers may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to CIT, provided that the Borrowers pay to CIT on the applicable termination date an Early Termination Fee, if applicable. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations. All of CIT's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. MISCELLANEOUS

     12.1 The Borrowers hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CIT or the Borrowers to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     12.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Borrowers and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Borrowers and CIT; and shall bind and benefit the Borrowers and CIT and their respective successors and assigns.

     12.3 In no event shall the Borrowers, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Borrowers. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

     12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5 EACH BORROWER AND CIT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH BORROWER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from the Borrowers with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Borrowers for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Borrowers from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

     (A) if to CIT, at:

           The CIT Group/Business Credit, Inc.
           Two First Union Center
           Charlotte, North Carolina 28230-0337
           Attn:  Regional Credit Manager
           Fax No.: (704) 339-2208

     (B) if to the Company at:

           Avatech Solutions, Inc.
           11403 Cronhill Drive, Suite A
           Owings Mills, Maryland 21117

           Attn: Henry Felton
           Fax No. 410-902-8324

     With a copy to:

           Shapiro Sher & Guinot
           36 South Charles Street
           Baltimore, Maryland 21201
           Attn: K. Lee Riley, Jr., Esq.
           Fax. No. 410-539-7611

     12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

     12.8 CONCERNING JOINT AND SEVERAL LIABILITY OF BORROWERS. (a) Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by CIT under this Financing Agreement, for the mutual benefit, directly and indirectly, of each of such Borrowers and in consideration of the undertakings of each of such Borrowers to accept joint and several liability for the obligations of each of them.

     (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers with preferences or distinction among them;

     (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

     (d)   The obligations of each Borrower under the provisions of this Section
12.8 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Financing Agreement or any other circumstances whatsoever.

     (e) Except as otherwise expressly provided herein or required by law, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Revolving Loan made under this Financing Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Financing Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Financing Agreement, notice of any action at any time taken or omitted by CIT under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Financing Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by CIT at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Financing Agreement, any and all other indulgences whatsoever by CIT in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of CIT, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 12.8, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 12.8, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 12.8 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 12.8 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or CIT. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or CIT.

     (f) The provisions of this Section 12.8 are made for the benefit of CIT and its successors and assigns, and may be enforced by CIT from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of CIT first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 12.8 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by CIT upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 12.8 will forthwith be reinstated in effect, as though such payment had not been made.

     (g) Notwithstanding any provision to be contrary contained herein or in the Revolving Note, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to be maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal bankruptcy code).

     (h) The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this
Section 12.8(h) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Borrower under the other provisions of this Financing Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Borrower" shall mean, in respect of any Obligations arising under the other provisions of this Financing Agreement (hereafter, the "Joint Obligations"), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 12.8(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the date hereof (if any Borrower becomes a party hereto subsequent to the date hereof, then for the purposes of this Section 12.8(h) such subsequent Borrower shall be deemed to have been a Borrower as of the date hereof and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the date hereof).

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at Charlotte, North Carolina, by their proper and duly authorized officers as of the date set forth above.

                                            AVATECH SOLUTIONS, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: CHMN & CEO
                                                  --------------------------

                                            AVATECH OF CALIFORNIA, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            AVATECH OF CONNECTICUT, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            AVATECH OF FLORIDA, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            AVATECH OF MARYLAND, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            AVATECH OF MICHIGAN, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            AVATECH OF NEBRASKA, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            AVATECH OF NEW JERSEY, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            AVATECH OF NEW YORK, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            AVATECH OF VIRGINIA, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            AVATECH SOLUTIONS OF COLORADO, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            TECHNICAL LEARNINGWARE COMPANY, INC.

                                            BY: /s/ Henry D. Felton
                                               -----------------------------
                                            TITLE: PRES
                                                  --------------------------

                                            THE CIT GROUP/BUSINESS CREDIT, INC.

                                            BY:
                                               -----------------------------
                                            TITLE:
                                                  --------------------------

                                            AVATECH OF NEW YORK, INC.

                                            BY:
                                               -----------------------------
                                            TITLE:
                                                  --------------------------

                                            AVATECH OF VIRGINIA, INC.

                                            BY:
                                               -----------------------------
                                            TITLE:
                                                  --------------------------

                                            AVATECH SOLUTIONS OF COLORADO, INC.

                                            BY:
                                               -----------------------------
                                            TITLE:
                                                  --------------------------

                                            TECHNICAL LEARNINGWARE COMPANY, INC.

                                            BY:
                                               -----------------------------
                                            TITLE:
                                                  --------------------------

                                            THE CIT GROUP/BUSINESS CREDIT, INC.

                                            BY: /s/ [ILLEGIBLE]
                                               -----------------------------
                                            TITLE: ASSISTANT VICE PRESIDENT
                                                  --------------------------

                       SCHEDULE 1 - COLLATERAL INFORMATION

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH SOLUTIONS, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        52-2023997

CHIEF EXECUTIVE OFFICE:                     11403A CRONHILL DRIVE
                                            OWINGS MILLS, MD 21117

COLLATERAL LOCATION:                        11403A CRONHILL DRIVE
                                            OWINGS MILLS, MD 21117

                                            4322 NORTH BELTLINE ROAD
                                            SUITE B-110
                                            IRVING, TX 75038

                                            8015 SHOAL CREEK BOULEVARD
                                            SUITE 211
                                            AUSTIN, TX 78757

                                            THE ATRIUM AT COULTER RIDGE
                                            6900 I-40 WEST
                                            SUITE 100-06
                                            AMARILLO, TX 79106

TRADEMARK(S):

      TRADEMARK                             SERIAL OR REGISTRATION NUMBER

      AVATECH SOLUTIONS                     2,191,518
      (INT'L. CLASS 42)

      AVATECH SOLUTIONS                     75/269,510
      (INT'L. CLASS 9)

      AVANEWS                               2,285,467

TRADENAME(S):                               CADWORKS

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH OF CALIFORNIA, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        68-0411969

CHIEF EXECUTIVE OFFICE:                     2130 PROFESSIONAL DRIVE
                                            SUITE 120
                                            SACREMENTO, CA 95661

COLLATERAL LOCATION:                        2130 PROFESSIONAL DRIVE
                                            SUITE 120
                                            SACREMENTO, CA 95661

TRADENAME(S):                               NONE

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH SOLUTIONS OF COLORADO, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        84-1433318

CHIEF EXECUTIVE OFFICE:                     8101 EAST PRENTICE DRIVE
                                            SUITE 300
                                            ENGLEWOOD, CO 80111

COLLATERAL LOCATION:                        8101 EAST PRENTICE DRIVE
                                            SUITE 300
                                            ENGLEWOOD, CO 80111

TRADENAME(S):                               CAD-PRO
                                            AVATECH SOLUTIONS

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH OF CONNECTICUT, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        06-1524687

CHIEF EXECUTIVE OFFICE:                     60 COMMERCE PARK LANE
                                            MILFORD, CT 06460

COLLATERAL LOCATION:                        60 COMMERCE PARK LANE
                                            MILFORD, CT 06460

TRADENAME(S):                               NONE

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH FLORIDA, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        65-0830517

CHIEF EXECUTIVE OFFICE:                     536 INTERSTATE COURT
                                            SARASOTA, FL 34240

COLLATERAL LOCATION:                        536 INTERSTATE COURT
                                            SARASOTA, FL 34240

                                            550 NORTH REO STREET
                                            SUITE 300, OFFICE NO. 02-A
                                            TAMPA, FL 33609

TRADENAME(S):                               NONE

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH OF MARYLAND, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        52-2055112

CHIEF EXECUTIVE OFFICE:                     11400-A CRONHILL DRIVE
                                            OWINGS MILLS, MD 21117

COLLATERAL LOCATION:                        11400-A CRONHILL DRIVE
                                            OWINGS MILLS, MD 21117

                                            1355 PICCARD DRIVE
                                            SUITE 135
                                            ROCKVILLE, MD 20850

TRADENAME(S):                               NONE

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH OF MICHIGAN, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        38-3408823

CHIEF EXECUTIVE OFFICE:                     5864 INTERFACE DRIVE
                                            ANN ARBOR, MI 48103

COLLATERAL LOCATION:                        5864 INTERFACE DRIVE
                                            ANN ARBOR, MI 48103

                                            904 SENATE DRIVE
                                            DAYTON, OH 45459

TRADENAME(S):                               NONE

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH OF NEBRASKA, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        91-1859964

CHIEF EXECUTIVE OFFICE:                     8319 N. 30TH STREET
                                            OMAHA, NE 68112

COLLATERAL LOCATION:                        8319 N. 30TH STREET
                                            OMAHA, NE 68112

                                            425 2ND STREET SE
                                            SUITE 670
                                            CEDAR RAPIDS, IA 52401

                                            1370 NW 114TH  STREET
                                            SUITE 200
                                            CLIVE, IA 50325

TRADENAME(S):                               NONE

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH OF NEW JERSEY, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        22-3601819

CHIEF EXECUTIVE OFFICE:                     180 TICES LANE
                                            EAST BRUNSWICK, NJ 08816

COLLATERAL LOCATION:                        180 TICES LANE
                                            EAST BRUNSWICK, NJ 08816

TRADENAME(S):                               AVATECH

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH OF NEW YORK, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        16-1551345

CHIEF EXECUTIVE OFFICE:                     890 7TH NORTH STREET
                                            SUITE 110
                                            LIVERPOOL, NY 13088

COLLATERAL LOCATION:                        890 7TH NORTH STREET
                                            SUITE 110
                                            LIVERPOOL, NY 13088

TRADENAME(S):                               NONE

EXACT COMPANY NAME IN STATE ORGANIZATION:   AVATECH OF VIRGINIA, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        54-1900707

CHIEF EXECUTIVE OFFICE:                     5656 SHELL ROAD
                                            VIRGINIA BEACH, VA 23455

COLLATERAL LOCATION:                        5656 SHELL ROAD
                                            VIRGINIA BEACH, VA 23455

                                            2246 DABNEY ROAD
                                            SUITE L
                                            RICHMOND, VA 23230

TRADENAME(S):                               AVATECH

EXACT COMPANY NAME IN STATE ORGANIZATION:   TECHNICAL LEARNINGWARE COMPANY, INC.

STATE OF INCORPORATION OR FORMATION:        DELAWARE

FEDERAL TAX I.D. NO.                        06-1529325

CHIEF EXECUTIVE OFFICE:                     60 COMMERCE PARK LANE
                                            MILFORD, CT 06460

COLLATERAL LOCATION:                        60 COMMERCE PARK LANE
                                            MILFORD, CT 06460

TRADENAME(S):                               NONE

                           SCHEDULE 2 - INVESTOR DEBT

         NAME OF INVESTOR                           AMOUNT OF INVESTOR DEBT
         ----------------                           -----------------------
     Dixie Hindman                                          $ 65,000
     Dixie Hindman                                          $ 15,000
     Dixie Hindman                                          $ 20,000
     Pamela Felton                                          $125,000
     Paulinee Ney                                           $100,000
     Carol Diegelman                                        $ 25,000
     Thomas Hogg                                            $100,000
     Timothy Hindman                                        $100,000
     W.J. Hindman                                           $125,000
     Joan S. Sephens                                        $ 25,000
     John W. Sasser                                         $ 25,000
     J.E. Oates Profit Sharing                              $100,000
     Eugene E. Leimkuhler                                   $ 50,000
     Victor Frenkil Jr.                                     $100,000
     Gerard E. Holthaus                                     $ 50,000
     Donald R. Wright                                       $ 25,000
     H. David Shumport                                      $ 25,000
     Frank Voyticky                                         $100,000
     Herbert S. Braun                                       $ 50,000
     John F. Ripley                                         $ 25,000
     Ruth L. Frank                                    Transfer from Ripley
     Charlene S. McClure                                    $ 12,500
     Donald McClure                                         $ 12,500
     Raloid Corporation                                     $ 25,000
     Pamela Felton                                          $ 50,000
     Hank Felton                                            $125,000
     J. Moss                                                $ 25,000
     J. Schaeffer                                           $100,000